As filed with the Securities and Exchange Commission on June 8, 2001.
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             CAMDEN PROPERTY TRUST
             (Exact Name of Registrant as Specified in its Charter)


            TEXAS                                     76-6088377
  (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)               Identification Number)


       3 GREENWAY PLAZA                                  77046
          SUITE 1200                                  (Zip Code)
        HOUSTON, TEXAS
     (Address of Principal
      Executive Officers)


         CAMDEN PROPERTY TRUST 1999 EMPLOYEE SHARE PURCHASE PLAN
                        (Full Title of the Plan)

                            RICHARD J. CAMPO
                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          CAMDEN PROPERTY TRUST
                      3 GREENWAY PLAZA, SUITE 1300
                          HOUSTON, TEXAS 77046
                 (Name and Address of Agent for Service)

                             (713) 354-2500
      (Telephone Number, Including Area Code, of Agent for Service)

                               Copies to:
                            BRYAN L. GOOLSBY
                        LOCKE LIDDELL & SAPP LLP
                      2200 ROSS AVENUE, SUITE 2200
                          DALLAS, TEXAS  75201


                     CALCULATION OF REGISTRATION FEE


Title of Securities to be       Amount to be       Proposed           Proposed           Amount of
       registered                Registered        Maximum             Maximum          Registration
                                                Offering Price        Aggregate            Fee (3)
                                                Offering Price   Offering Price (2)
                                                Per Share(1)(2)
---------------------------------------------------------------------------------------------------------
    Common Shares of
Beneficial Interest, par          500,000          $34.52           $17,260,000            $4,315
  value $0.01 per share


(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the price of securities of the same class.
(2)  Estimated solely for the purpose of determining the registration fee.
(3)  Calculated pursuant to Section 6(b) of the Securities Act.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) Camden Property Trust's ("Camden") Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) Camden's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2001;

     (c) Camden's Current Report on Form 8-K filed with the Commission on February 12, 2001; and

     (d) The description of Camden's common shares of beneficial interest, par value $.01 per share, set forth in the section entitled "Description of Camden Securities-Camden Common Shares" in the Registrant's Registration Statement on Form S-4, filed with the Commission on February 6, 1998 (File No. 333-45817), including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by Camden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article Sixteen of the Amended and Restated Declaration of Trust of Camden provides that Camden shall indemnify officers and trust managers, as set forth below:

          (a) Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law in accordance with Camden's Bylaws, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all reasonable costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph as well as against all judgements, penalties, fines and amounts paid in settlement.

          (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     The Second Amended and Restated Bylaws of Camden provide that Camden may indemnify any trust manager or officer of Camden who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a trust manager, officer, employee or agent of Camden, or is or was serving at the request of Camden in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of Camden, and that, in all other cases, his conduct was at least not opposed to the best interests of Camden, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to Camden, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to Camden.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

Exhibit No.     Description
3.1             Amended and Restated  Declaration of  Trust of  Camden (filed as
                Exhibit 3.1 to Camden's Annual  Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110), and  incorporated by reference herein)
3.2             Second Amended  and Restated Bylaws of  Camden (filed as Exhibit
                3.1 to  Camden's Annual Report  on Form 10-K for the  year ended
                December  31,  1997 (File   No.  1-12110)  and  incorporated  by
                reference herein)
4.1             Specimen certificate for  Camden Common Shares (filed as Exhibit
                4.1  to Camden's  Registration Statement on Form  S-11  filed on
                September  15,  1993 (File  No. 33-68736), and  incorporated  by reference herein)
5               Opinion of Locke Liddell & Sapp LLP
23.1            Consent of Deloitte & Touche LLP
23.2            Consent of  Locke Liddell &  Sapp LLP (included in their opinion filed as Exhibit 5)
24              Powers of Attorney (included on signature page)
99.1            Camden Property  Trust 1999 Employee  Share Purchase Plan (filed as Exhibit 10.19 to Camden's Annual Report on Form 10-K  for the
                year   ended   December  31,  1999   (File  No.  1-12110),   and
                incorporated by reference herein)

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes as follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on the 8th day of June, 2001.

                                        CAMDEN PROPERTY TRUST


                                        By:   /s/ Richard J. Campo
                                              ----------------------------------
                                              Richard J. Campo
                                              Chairman of the Board and Chief
                                              Executive Officer


                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned officers and directors of the registrant hereby constitutes Richard J. Campo, D. Keith Oden and G. Steven Dawson, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.



   /s/ Richard J. Campo         Chairman of the Board of Trust     June 8, 2001
--------------------------      Managers and Chief Executive
     Richard J. Campo           Officer (Principal Executive
                                Officer)

   /s/ D. Keith Oden            President, Chief Operating         June 8, 2001
--------------------------      Officer and Trust Manager
     D. Keith Oden

   /s/ G. Steven Dawson         Senior Vice President-Finance,     June 8, 2001
--------------------------      Chief Financial Officer and
     G. Steven Dawson           Secretary (Principal
                                Financial Officer)

   /s/ Dennis M. Steen          Vice President-Controller,         June 8, 2001
--------------------------      Chief Accounting Officer
     Dennis M. Steen            and Treasurer (Principal
                                Accounting Officer)

  /s/ George A. Hrdlicka        Trust Manager                      June 8, 2001
--------------------------
     George A. Hrdlicka

  /s/ F. Gardner Parker         Trust Manager                      June 8, 2001
--------------------------
     F. Gardner Parker

  /s/ Steven A. Webster         Trust Manager                      June 8, 2001
--------------------------
      Steven A. Webster

  /s/ William R. Cooper         Trust Manager                      June 8, 2001
--------------------------
     William R. Cooper

  /s/ Lewis A. Levey            Trust Manager                      June 8, 2001
--------------------------
     Lewis A. Levey

  /s/ Scott S. Ingraham         Trust Manager                      June 8, 2001
--------------------------
     Scott S. Ingraham

                          EXHIBIT INDEX

Exhibit No.     Description
3.1             Amended and  Restated Declaration  of Trust  of Camden (filed as
                Exhibit 3.1 to Camden's Annual  Report on Form 10-K for the year ended  December 31, 1993 (File No. 1-12110), and incorporated by reference herein)
3.2             Second Amended and  Restated Bylaws of Camden (filed  as Exhibit
                3.3 to  Camden's Annual Report on  Form 10-K for  the year ended
                December  31,  1997 (File   No.  1-12110)  and  incorporated  by
                reference herein)
4.1             Specimen certificate for  Camden Common Shares (filed as Exhibit
                4.1 to  Camden's  Registration Statement on  Form S-11 filed  on
                September  15,  1993  (File  No. 33-68736), and  incorporated by reference herein)
5               Opinion of Locke Liddell & Sapp LLP
23.1            Consent of Deloitte & Touche LLP
23.2            Consent of  Locke Liddell & Sapp LLP (included  in their opinion filed as Exhibit 5)
24              Powers of Attorney (included on signature page)
99.1            Camden Property Trust  1999 Employee Share Purchase  Plan (filed as Exhibit 10.19 to  Camden's Annual Report on Form 10-K for the
                year  ended   December  31,   1999  (File   No.   1-12110),  and
                incorporated by reference herein)

                                                                       Exhibit 5


                           June 8, 2001


Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas  77046

Ladies and Gentlemen:

     We have acted as counsel to Camden Property Trust, a Texas real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 500,000 of the Company's Common Shares of Beneficial Interest, $0.01 par value per share (the "Common Shares"), that may be issued pursuant to Camden Property Trust 1999 Employee Share Purchase Plan (the "Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Declaration of Trust, the Company's Bylaws and the Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

     Based upon the foregoing, we are of the opinion that the Common Shares that may be issued by the Company, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        LOCKE LIDDELL & SAPP LLP



                                        By:         /s/ Toni Weinstein
                                           -------------------------------------
                                                     Toni Weinstein

                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Camden Property Trust on Form S-8 of our reports dated February 7, 2001, appearing in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2000.


Deloitte & Touche LLP

Houston, Texas
June 8, 2001